UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

July 18, 2023

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On July 18, 2023, the Board of Directors (the "Board") of The Gap, Inc. (the "Company") appointed Richard Dickson as the Company's Chief Executive Officer ("CEO") and President, effective August 22, 2023 (the "Effective Date") and subject to execution of the Offer Letter (as defined below).

Prior to his appointment as the Company's CEO and President, Mr. Dickson, 55, served as President and Chief Operating Officer of Mattel, Inc. In that role, Mr. Dickson led Mattel's portfolio of global brands, overseeing innovation strategy, design and development, brand marketing, and franchise management. Mr. Dickson has been a director of the Company since 2022.

There are no family relationships existing between Mr. Dickson and any director or executive officer of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Dickson or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Dickson and any other persons pursuant to which Mr. Dickson was appointed to such position.

Pursuant to the terms of Mr. Dickson's at-will offer letter with the Company (the "Offer Letter"), he will receive an annual base salary of $1,400,000 and will be eligible for an annual target bonus equal to 185% of his base salary. Mr. Dickson's 2023 bonus will not be less than his target annual bonus, prorated based on the Effective Date. Mr. Dickson will also receive (a) an initial bonus of $350,000 and (b) in the event he is required to forfeit equity awards because Mattel Inc. terminates his employment prior to July 31, 2023, an additional initial bonus of $1,000,000. In the event Mr. Dickson is terminated For Cause (as defined in the Offer Letter), or he voluntarily terminates his employment other than due to death or Disability (as defined in the Offer Letter), he will be required to reimburse 100% of the initial bonuses described in (a) and (b) if the termination occurs before the first anniversary of the Effective Date or 50% of the initial bonuses described in (a) and (b) if the termination occurs between, and including, the first and second anniversary of the Effective Date.

Mr. Dickson will also be eligible to receive the following long-term equity incentive awards: (a) on the Effective Date, an inducement grant of restricted stock units covering shares of common stock with a value of $4,000,000, which award will vest 25% on each of the first, second, third and fourth anniversaries of the grant date; (b) on the Effective Date, a make-whole grant of restricted stock units covering shares of common stock with a value of $4,250,000, which award will vest 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date; (c) on the Effective Date, a make-whole grant of performance-based restricted stock units covering a target number of shares of common stock with a value of $4,250,000 for the 2023-2025 performance cycle; (d) in 2024, subject to his continued employment with the Company and approval of the Compensation and Management Development Committee of the Board (the "Committee"), an annual grant of restricted stock units covering shares of common stock with a value of $3,600,000, with the vesting period for such award determined at the time of grant; and (e) in 2024, subject to his continued employment with the Company and approval of the Committee, an annual grant of performance-based restricted stock units covering a target number of shares of common stock with a value of $6,400,000 for the 2024-2026 performance cycle.

Mr. Dickson is also entitled to relocation benefits in accordance with the Company’s Domestic Relocation Policy, including home sale assistance through fiscal 2025. The Company has also agreed to provide Mr. Dickson temporary housing and commuting expenses for up to one year to assist him with his relocation. In the event Mr. Dickson voluntarily terminates his employment other than for Good Reason (as defined in the Offer Letter) or his employment is terminated For Cause, he will be required to reimburse 100% of the relocation benefits if the termination occurs before the first anniversary of his date of move or 50% of the relocation benefits if the termination occurs between, and including, the first and second anniversary of his date of move.

Mr. Dickson is also eligible to receive severance benefits as set forth in the Offer Letter. Other than during the 18 month period following a Change in Control (as defined in the Offer Letter), in the event Mr. Dickson's employment is terminated other than For Cause, death or Disability, or if he resigns for Good Reason, Mr. Dickson would receive 18 months of post-termination salary payments, an amount equal to his then current target annual bonus payable in installments over the same period, reimbursement of a portion of healthcare premiums through COBRA, continuation of the Company's financial counseling benefit for senior executives, and accelerated vesting of restricted stock units and performance-based restricted stock units that remain subject only to time vesting conditions scheduled to vest prior to April 1 following the end of the fiscal year of termination. In the event Mr. Dickson's employment is terminated other than For Cause, death or Disability, or if he resigns for Good Reason, in each case within 18 months after a Change in Control, Mr. Dickson would receive an amount equal to two times the sum of his annual base salary and target annual bonus payable in a lump sum, reimbursement of a portion of healthcare premiums through COBRA, continuation of the Company's financial counseling benefit for senior executives, a prorated annual bonus for the fiscal year in which the termination occurs (on the condition that he has worked at least three months of such fiscal year) based on actual financial results and at target or 100% attainment for a non-financial, individual or discretionary component (if applicable), and accelerated vesting of restricted stock units and performance-based restricted stock units, assuming target achievement of any applicable performance-based vesting criteria to the extent the performance period has not yet been completed. In addition, if Mr. Dickson's employment is terminated other than For Cause, if he resigns for Good Reason, or if his employment terminates due to death or Disability, vesting of the make-whole grant of restricted stock units described in (b) above would accelerate, and vesting of the make-whole grant of performance-based restricted stock units described in (c) above would occur to the extent earned based on satisfaction of the applicable performance conditions.
The foregoing summary is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

In connection with the naming of Mr. Dickson as CEO, Bob L. Martin will step down as the Company's interim CEO, effective as of the Effective Date.

Item 7.01    Regulation FD Disclosure.

On July 26, 2023, the Company issued a press release announcing the appointment of Mr. Dickson as CEO and President. A copy of this press release is furnished as Exhibit 99.1 hereto.

The information provided pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1	Letter Agreement dated July 21, 2023 by and between Richard Dickson and the Company

10.2	Form of Inducement Restricted Stock Unit Agreement with Richard Dickson

10.3	Form of Make-Whole Restricted Stock Unit Agreement with Richard Dickson

10.4	Form of Make-Whole Performance Share Agreement with Richard Dickson

99.1	Press Release dated July 26, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: July 26, 2023	By:	/s/ Julie Gruber
Julie Gruber
Executive Vice President and Chief Legal and Compliance Officer